Exhibit 99.2

Contact: Anu Ahluwalia , 212-299-2439

Title: NYMEX Clarifies Settlement for Side by Side Trading on CME Globex®

New York, N.Y., May 4, 2006 --The New York Mercantile Exchange, Inc. clarified today that it will utilize the settlement prices of the underlying physically delivered futures for the cash--settled energy contracts that it plans to launch for side by side electronic trading on CME Globex during the second quarter of 2006.

# # #

Forward Looking and Cautionary Statements
This press release may contain forward--looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to our future performance, operating results, strategy, and other future events. Such statements generally include words such as could, can, anticipate, believe, expect, seek, pursue, and similar words and terms, in connection with any discussion of future results. Forward--looking statements involve a number of assumptions, risks, and uncertainties, any of which may cause actual results to differ materially from the anticipated, estimated, or projected results referenced in forward--looking statements. In particular, the forward--looking statements of NYMEX Holdings, Inc., and its subsidiaries are subject to the following risks and uncertainties: the success and timing of new futures contracts and products; changes in political, economic, or industry conditions; the unfavorable resolution of material legal proceedings; the impact and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions, including without limitation, actions by the Commodity Futures Trading Commission; and terrorist activities and international hostilities, which may affect the general economy as well as oil and other commodity markets. We assume no obligation to update or supplement our forward--looking statements.